  Exhibit 99.1

NEWS RELEASE	July 22, 2019

Contact:
Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter earnings results with highlights as follows:

Second quarter highlights:

●
Net earnings were $3.8 million or $0.64 basic and diluted net earnings per share for the three months ended June 30, 2019, compared to $3.2 million or $0.53 basic and diluted net earnings per share for the same period one year ago.
●
The Company announced the launch of PB Insurance Agency, which will be part of Community Bank Real Estate solutions (CBRES), a wholly owned subsidiary of Peoples Bank.

Year to date highlights:

●
Net earnings were $7.5 million or $1.25 basic and diluted net earnings per share for the six months ended June 30, 2019, compared to $6.5 million or $1.08 basic and diluted net earnings per share for the same period one year ago.
●
Total loans increased $51.5 million to $833.4 million at June 30, 2019, compared to $781.9 million at June 30, 2018.
●
Core deposits were $889.8 million or 98.41% of total deposits at June 30, 2019, compared to $896.8 million or 98.01% of total deposits at June 30, 2018.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter net earnings to an increase in net interest income, a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense during the three months ended June 30, 2019, compared to the three months ended June 30, 2018, as discussed below.

Net interest income was $11.6 million for the three months ended June 30, 2019, compared to $10.5 million for the three months ended June 30, 2018. The increase in net interest income was primarily due to a $1.3 million increase in interest income, which was partially offset by a $268,000 increase in interest expense. The increase in interest income was primarily attributable to an increase in the average outstanding balance of loans and a 0.50% increase in the prime rate since June 30, 2018. The increase in interest expense was primarily due to an increase in interest rates on deposits. Net interest income after the provision for loan losses was $11.5 million for the three months ended June 30, 2019, compared to $10.3 million for the three months ended June 30, 2018. The provision for loan losses for the three months ended June 30, 2019 was $77,000, compared to $231,000 for the three months ended June 30, 2018. The decrease in the provision for loan losses is primarily attributable to a reduction in the required level of the allowance for loan losses in the Company’s Accounting Standards Codification (“ASC”) 450-20 reserve calculation resulting from lower historical loss rates and lower qualitative adjustments for economic conditions and other factors.

Non-interest income was $4.4 million for the three months ended June 30, 2019, compared to $4.0 million for the three months ended June 30, 2018. The increase in non-interest income is primarily attributable to a $258,000 increase in appraisal management fee income due to an increase in volume.

Non-interest expense was $11.2 million for the three months ended June 30, 2019, compared to $10.6 million for the three months ended June 30, 2018. The increase in non-interest expense was primarily attributable to a $333,000 increase in salaries and benefits expense, which was primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Year-to-date net earnings as of June 30, 2019 were $7.5 million or $1.25 basic and diluted net earnings per share, compared to $6.5 million or $1.08 basic and diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of June 30, 2019 was $23.0 million, compared to $20.8 million for the same period one year ago. The increase in net interest income was primarily due to a $2.7 million increase in interest income, which was partially offset by a $558,000 increase in interest expense. The increase in interest income was primarily attributable to an increase in the average outstanding balance of loans and a 0.50% increase in the prime rate since June 30, 2018. The increase in interest expense was primarily due to an increase in interest rates on deposits. Net interest income after the provision for loan losses was $22.8 million for the six months ended June 30, 2019, compared to $20.6 million for the same period one year ago. The provision for loan losses for the six months ended June 30, 2019 was $255,000, compared to $262,000 for the six months ended June 30, 2018.

Non-interest income was $8.5 million for the six months ended June 30, 2019, compared to $7.8 million for the six months ended June 30, 2018. The increase in non-interest income is primarily attributable to a $331,000 increase in appraisal management fee income due to an increase in volume.

Non-interest expense was $22.2 million for the six months ended June 30, 2019, compared to $20.6 million for the six months ended June 30, 2018. The increase in non-interest expense was primarily due to a $1.0 million increase in salaries and benefits expense primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Income tax expense was $845,000 for the three months ended June 30, 2019, compared to $595,000 for the three months ended June 30, 2018. The effective tax rate was 18.14% for the three months ended June 30, 2019, compared to 15.78% for the three months ended June 30, 2018. Income tax expense was $1.6 million for the six months ended June 30, 2019, compared to $1.2 million for the six months ended June 30, 2018. The effective tax rate was 17.89% for the six months ended June 30, 2019, compared to 16.14% for the six months ended June 30, 2018.

Total assets were $1.1 billion as of June 30, 2019 and 2018. Available for sale securities were $189.0 million as of June 30, 2019, compared to $210.1 million as of June 30, 2018. Total loans were $833.4 million as of June 30, 2019, compared to $781.9 million as of June 30, 2018.

Non-performing assets were $3.0 million or 0.27% of total assets at June 30, 2019, compared to $4.4 million or 0.39% of total assets at June 30, 2018. Non-performing assets include $2.9 million in commercial and residential mortgage loans and $102,000 in other loans at June 30, 2019, compared to $4.2 million in commercial and residential mortgage loans, $123,000 in acquisition, development and construction loans and $104,000 in other loans at June 30, 2018.

The allowance for loan losses at June 30, 2019 was $6.5 million or 0.78% of total loans, compared to $6.3 million or 0.80% of total loans at June 30, 2018. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $904.2 million at June 30, 2019, compared to $915.0 million at June 30, 2018. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $889.8 million at June 30, 2019, compared to $896.8 million at June 30, 2018. Certificates of deposit in amounts of $250,000 or more totaled $14.1 million at June 30, 2019, compared to $17.4 million at June 30, 2018.

Securities sold under agreements to repurchase were $47.7 million at June 30, 2019, compared to $46.6 million at June 30, 2018.

Shareholders’ equity was $129.9 million, or 11.64% of total assets, at June 30, 2019, compared to $118.2 million, or 10.63% of total assets, at June 30, 2018. The Company repurchased 69,514 shares of its common stock during the six months ended June 30, 2019 under the Company’s stock repurchase program, which was funded in February 2019.

Peoples Bank currently operates 20 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. Peoples Bank also operates loan production offices in Lincoln, Mecklenburg and Durham Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2018.

CONSOLIDATED BALANCE SHEETS
June 30, 2019, December 31, 2018 and June 30, 2018
(Dollars in thousands)

	June 30, 2019	December 31, 2018	June 30, 2018
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$38,138	$40,553	$45,481
Interest-bearing deposits	684	2,817	24,074
Cash and cash equivalents	38,822	43,370	69,555

Investment securities available for sale	188,972	194,578	210,055
Other investments	4,296	4,361	4,427
Total securities	193,268	198,939	214,482

Mortgage loans held for sale	2,309	680	671

Loans	833,367	804,023	781,884
Less: Allowance for loan losses	(6,541)	(6,445)	(6,277)
Net loans	826,826	797,578	775,607

Premises and equipment, net	19,184	18,450	19,606
Cash surrender value of life insurance	16,126	15,936	15,743
Accrued interest receivable and other assets	20,037	18,298	15,508
Total assets	$1,116,572	$1,093,251	$1,111,172

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$321,154	$298,817	$313,976
NOW, MMDA & savings	488,461	475,223	489,426
Time, $250,000 or more	14,096	16,239	17,371
Other time	80,516	86,934	94,239
Total deposits	904,227	877,213	915,012

Securities sold under agreements to repurchase	47,733	58,095	46,570
FHLB borrowings	-	-	-
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	14,066	13,707	10,805
Total liabilities	986,645	969,634	993,006

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,933,140 shares 6/30/19,
5,995,256 shares 12/31/18 and 6/30/18	60,390	62,096	62,096
Retained earnings	65,738	60,535	55,198
Accumulated other comprehensive income	3,799	986	872
Total shareholders' equity	129,927	123,617	118,166

Total liabilities and shareholders' equity	$1,116,572	$1,093,251	$1,111,172

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2019 and 2018
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,894	$9,386	$21,513	$18,455
Interest on due from banks	35	124	49	169
Interest on investment securities:
U.S. Government sponsored enterprises	641	524	1,314	1,130
State and political subdivisions	760	980	1,594	1,976
Other	45	45	88	88
Total interest income	12,375	11,059	24,558	21,818

INTEREST EXPENSE:
NOW, MMDA & savings deposits	320	186	602	362
Time deposits	171	110	322	215
FHLB borrowings	3	-	49	-
Junior subordinated debentures	220	198	446	369
Other	67	19	119	34
Total interest expense	781	513	1,538	980

NET INTEREST INCOME	11,594	10,546	23,020	20,838
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	77	231	255	262
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	11,517	10,315	22,765	20,576

NON-INTEREST INCOME:
Service charges	1,138	1,056	2,231	2,080
Other service charges and fees	177	175	346	355
Gain on sale of securities	-	50	231	50
Mortgage banking income	311	240	458	456
Insurance and brokerage commissions	205	203	436	385
Appraisal management fee income	1,112	854	1,974	1,643
Miscellaneous	1,442	1,438	2,829	2,783
Total non-interest income	4,385	4,016	8,505	7,752

NON-INTEREST EXPENSES:
Salaries and employee benefits	5,718	5,385	11,365	10,347
Occupancy	1,811	1,750	3,548	3,606
Appraisal management fee expense	864	654	1,526	1,246
Other	2,851	2,771	5,721	5,403
Total non-interest expense	11,244	10,560	22,160	20,602

EARNINGS BEFORE INCOME TAXES	4,658	3,771	9,110	7,726
INCOME TAXES	845	595	1,630	1,247

NET EARNINGS	$3,813	$3,176	$7,480	$6,479

PER SHARE AMOUNTS
Basic net earnings	$0.64	$0.53	$1.25	$1.08
Diluted net earnings	$0.64	$0.53	$1.25	$1.08
Cash dividends	$0.14	$0.13	$0.28	$0.26
Book value	$21.90	$19.71	$21.90	$19.71

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2019 and 2018
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$185,195	$210,097	$187,480	$213,746
Loans	832,150	768,411	823,723	767,048
Earning assets	1,027,721	1,010,215	1,020,556	1,004,253
Assets	1,114,880	1,100,666	1,103,415	1,090,579
Deposits	913,820	915,634	904,814	908,198
Shareholders' equity	127,865	117,350	128,510	118,545

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.61%	4.29%	4.63%	4.29%
Return on average assets	1.37%	1.16%	1.37%	1.20%
Return on average shareholders' equity	11.96%	10.86%	11.74%	11.02%
Shareholders' equity to total assets (period end)	11.64%	10.63%	11.64%	10.63%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$6,561	$6,373	$6,445	$6,366
Provision for loan losses	77	231	255	262
Charge-offs	(196)	(401)	(360)	(507)
Recoveries	99	74	201	156
Balance, end of period	$6,541	$6,277	$6,541	$6,277

ASSET QUALITY:
Non-accrual loans			$3,027	$4,292
90 days past due and still accruing			-	-
Other real estate owned			10	90
Total non-performing assets			$3,037	$4,382
Non-performing assets to total assets			0.27%	0.39%
Allowance for loan losses to non-performing assets			215.38%	143.25%
Allowance for loan losses to total loans			0.78%	0.80%

LOAN RISK GRADE ANALYSIS:
			Percentage of Loans
			By Risk Grade
			6/30/2019	6/30/2018
Risk Grade 1 (excellent quality)			1.11%	0.92%
Risk Grade 2 (high quality)			25.25%	26.30%
Risk Grade 3 (good quality)			61.16%	61.13%
Risk Grade 4 (management attention)			10.28%	8.47%
Risk Grade 5 (watch)			1.47%	2.11%
Risk Grade 6 (substandard)			0.73%	1.05%
Risk Grade 7 (doubtful)			0.00%	0.00%
Risk Grade 8 (loss)			0.00%	0.00%

At June 30, 2019, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade (which totaled $3.1 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.